Exhibit 10(f)

FIFTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of April 23, 2004, is by and among CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and its subsidiaries party hereto (the Company and its subsidiaries are collectively referred to herein as the “Loan Parties” and individually referred to herein as a “Loan Party”), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Banks”), and BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, as agent on behalf of the Banks (in such capacity, the “Agent”).

RECITALS

        A.        The Loan Parties, the Banks, and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 14, 2003 (as amended, modified, restated, or replaced from time to time, the “Credit Agreement”), pursuant to which the Banks agreed, subject to the terms thereof, to extend credit to the Loan Parties. For purposes hereof, the term Loan Documents shall mean such term as defined in the Credit Agreement, plus this Amendment, and any documents executed and delivered in conjunction with this Amendment.

        B.        The parties hereto now desire to amend the Credit Agreement as set forth herein.

TERMS

        In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

        ARTICLE I. AMENDMENT. Upon the conditions set forth in Article III being fulfilled, the Credit Agreement shall be amended as follows:

        1.1

        (a)        The definition of the term “Replacement Notes” is restated as follows:

Replacement Notes means, together, (i) the Amended and Restated Subordinated Promissory Note in the principal amount of $1,310,984.35 dated September 2, 2003, made by the Company in favor of the Emilie D. Wierda Living Trust dated 3/1/94, as payee; (ii) the Amended and Restated Subordinated Promissory Note in the principal amount of $1,310,984.35 dated September 2, 2003, made by the Company in favor of William Blair, as payee; and (iii) the Amended and Restated Subordinated Promissory Note in the principal amount of $135,853.30 dated September 2, 2003, made by the Company in favor of Thomas Wallace, as payee, all of which notes have been amended and restated to provide for a maturity date of June 30, 2005, and any and all further amendments, restatements, modifications, replacements, renewals, or extensions of any of the foregoing.

        (b)        The definition of the term “Revolving Commitment Amount” set forth in Section 1.1 of the Credit Agreement is amended by deleting the reference to “Nine Million Five Hundred Thousand Dollars ($9,500,000)" appearing therein and inserting “Ten Million Dollars ($10,000,000)” in place thereof.

        (c)        The definition of the term “Termination Date” set forth in Section 1.1 of the Credit Agreement is amended by deleting the reference to “April 23, 2004” and inserting in place thereof the date “April 30, 2005".

        1.2        Section 2.1.2 is restated as follows (provided that the commitments of the Banks to make the Term Loan described herein shall expire concurrently with the making of such Term Loan):

Each Bank agrees to make a term loan to the Loan Parties (each such loan, a “Term Loan”) on the Closing Date in such Bank’s Pro Rata Share of Thirteen Million Two Hundred Thousand Dollars ($13,200,000) (the “Term Loan Commitment”) for the purpose of refinancing the amounts outstanding under the Term Note and the Capex Note previously existing under the Credit Agreement.

         1.3        Sections 2.1.3 and 3.3 of the Credit Agreement are each deleted, and replaced with the term "[Reserved]".

         1.4        The last sentence of Section 2.2.1 is restated as follows:

Notwithstanding the foregoing or any other provision of this Agreement, the Company may not select any Interest Period for a LIBOR Loan which is longer than one month (i) prior to the date that the Agent notifies the Company that Bank One has assigned to one or more other Banks not less than forty percent (40%) of the Loans and the Commitments, and (ii) at any time with respect to the Term Loan.

         1.5        Sections 10.6.1 through 10.6.7, and Section 10.9 of the Credit Agreement are each restated as follows:

10.6.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio to be less than 1.45 to 1.00 as of the end of any fiscal quarter, such ratio to be determined in each case in accordance with GAAP for the period of four consecutive fiscal quarters of the Company then ending.

10.6.2 Senior Debt to EBITDA Ratio. Not permit the Senior Debt to EBITDA Ratio to be greater than (i) 2.30 to 1.00 as of the end of the Company’s fiscal quarter ending on or about March 31, 2004 and June 30, 2004, (ii) 2.15 to 1.00 as of the end of the Company’s fiscal quarter ending on or about September 30, 2004, and (iii) (ii) 2.00 to 1.00 as of the end of the Company’s fiscal quarter ending on or about December 31, 2004 or the end of any fiscal quarter thereafter; such ratio to be determined in accordance with GAAP using the ratio of Senior Debt as of the end of such fiscal quarter to EBITDA for the period of four consecutive fiscal quarters of the Company then ending.

10.6.3 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio to be greater than (i) 4.10 to 1.00 as of the end of the Company’s fiscal quarter ending on or about March 31, 2004 and June 30, 2004, (ii) 3.80 to 1.00 as of the end of the Company’s fiscal quarter ending on or about September 30, 2004, and (iii) 3.75 to 1.00 as of the end of the Company’s fiscal quarter ending on or about December 31, 2004 or the end of any fiscal quarter thereafter; such ratio to be determined in accordance with GAAP using the ratio of Total Debt as of the end of such fiscal quarter to EBITDA for the period of four consecutive fiscal quarters of the Company then ending.

10.6.4 EBITDA. Not permit EBITDA to be less than $2,200,000 for any fiscal quarter, such amount to be determined in accordance with GAAP for the period of such fiscal quarter of the Company then ending.

10.6.5 Total Liabilities to Tangible Capital Funds Ratio Not permit the Total Liabilities to Tangible Capital Funds Ratio to be greater than (i) 6.00 to 1.00 as of the end of each of April, May, June, July, and August, 2004, and (ii) greater than 4.75 to 1.00 as of the end of September, 2004, or any month thereafter; such ratio to be determined in each case in accordance with GAAP as of such month-end.

10.6.6 Adjusted Working Capital. Not permit Adjusted Working Capital to be less than (i) negative $10,000,000 as of March 31, 2004, and (ii) negative $10,500,000 as of the end of each monthly period from April 30, 2004 through November 30, 2004, and (iii) negative $9,000,000 as of December 31, 2004, provided that the amount Adjusted Working Capital may not be less than under this Section 10.6.6 shall thereafter increase by $1,000,000 as of and at the end of each fiscal year of the Company commencing with such fiscal year-end 2005; such amount to be determined in each case in accordance with GAAP as of each month-end. For example and greater clarity, the amount Adjusted Working Capital may not be less than under this Section 10.6.6 as of the end of the Company’s fiscal year ending on or about December 31, 2005 shall be negative $8,000,000.

10.6.7 Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties to exceed $3,500,000 in the Fiscal Year ending December 31, 2004, and $2,000,000 in the Fiscal Year ending December 31, 2005.

10.9 Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $2,000,000 in any Fiscal Year.

        1.6        The Loan Parties shall execute and deliver to the Banks Amended and Restated Revolving Notes in the form attached hereto as Exhibit A, in substitution for the Revolving Note delivered pursuant to the Credit Agreement.

        1.7        The Loan Parties shall execute and deliver to the Banks Amended and Restated Term Notes in the form attached hereto as Exhibit B, in substitution for the Term Note delivered pursuant to the Credit Agreement.

         1.8        Schedule 1.1 hereto is substituted for Schedule 1.1 to the Credit Agreement.

         1.9        As of the date of this Amendment, the Capex Loan Commitment is terminated.

        ARTICLE II. REPRESENTATIONS AND WARRANTIES. Each of the Loan Parties represents and warrants to the Agent and the Banks that:

        2.1        The execution, delivery, and performance of this Amendment is within its powers, has been duly authorized by all necessary corporate or company action, as the case may be, and is not in contravention of any law, rule, or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its Certificate of Incorporation or Articles of Organization, as the case may be, or By-laws or Operating Agreement, as the case may be, or of any contract or undertaking to which it is a party or by which it or its properties is or may be bound.

        2.2        This Amendment is the legal, valid, and binding obligation of each Loan Party, enforceable against it in accordance with the respective terms hereof.

        2.3        After giving effect to the amendments herein contained, the representations and warranties contained in Section 9 of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        2.4        No Event of Default or Unmatured Event of Default exists or has occurred or is continuing on the date hereof.

        ARTICLE III. CONDITIONS OF EFFECTIVENESS.  This Amendment shall not become effective until each of the following has been satisfied:

        3.1        Bank One, NA, as a Bank (in such capacity “Bank One”) and in its capacity as Agent, Fifth Third Bank (“Fifth Third”), as a Bank, shall have each entered into an Assignment Agreement in the form prescribed by the Credit Agreement, pursuant to the terms of which Bank One shall have assigned to Fifth Third an amount equal to 40% of Bank One’s Commitment under the Credit Agreement as of the date hereof, and the Loan Parties shall have provided any required consent and acknowledgment with respect thereto.

         3.2        This Amendment shall have been executed by the Loan Parties, the Agent, and the Banks.

        3.3        The Loan Parties shall furnish to the Agent certified copies of the resolutions of the Board of Directors or the members, as the case may be, of the Loan Parties approving this Amendment, and of all documents evidencing other necessary corporate or company action, as the case may be, and governmental approvals, if any, with respect to this Amendment.

        3.4        The Loan Parties shall furnish to the Agent such other approvals, opinions, or documents as the Agent may reasonably request.

        3.5        The Loan Parties shall furnish to the Agent executed originals of the Amended and Restated Revolving Notes described in Section 1.6 hereof.

        3.6        The Loan Parties shall furnish to the Agent executed originals of the Amended and Restated Term Notes described in Section 1.7 hereof.

        3.7        The Loan Parties shall have entered into such amendments of the Subordination Agreements as shall be acceptable to the Agent so as to provide that (i) the stated maturity date of all Subordinated Debt shall occur not earlier than the Termination Date (as amended hereby), and (ii) except as otherwise provided in the Subordination Agreements as of the date of this Amendment, no holder of Subordinated Debt is entitled to receive any regularly scheduled payments of principal, interest or dividends or any other amount due with respect to the Subordinated Debt prior to the stated maturity of such Subordinated Debt, provided, however, that payment of interest with respect to the William Blair Subordinated Debt and the Replacement Notes may be made quarterly (on a calendar basis) in arrears commencing as of September 30, 2004 and continuing quarterly (on a calendar basis) thereafter, provided that the Fixed Charge Coverage Ratio as of the date of each such interest payment, beginning September 30, 2004, shall as of the date of such payment, be not less than 1.75 to 1, such ratio to be determined in each case in accordance with GAAP for the period of four consecutive calendar quarters of the Company then ending. For purposes of determining compliance with the Fixed Charge Coverage Ratio as set forth in this Section 3.7, each calculation shall include in the determination of the “sum” (as set forth in section (b)(ii) of the definition of Fixed Charge Coverage Ratio contained in the Credit Agreement”) the amount of any interest which has been actually paid by the Company during such 12 month period, or which is proposed to be paid with respect to the William Blair Subordinated Debt and the Replacement Notes as of the quarter end for which such Fixed Charge Coverage Ratio is then being tested

         3.8        The Loan Parties shall have paid a participation fee solely to Fifth Third in the amount of $10,000.

        3.9        The Loan Parties shall have paid the Agent’s Fees in accordance with Section 5.4 of the Credit Agreement, in the amount of $10,000.00.

        3.10        The Loan Parties shall have paid all out of pocket fees and disbursements of the Agent, including all unpaid fees and disbursements of Dickinson Wright PLLC due and owing as of the date of this Amendment.

        ARTICLE IV. MISCELLANEOUS.

        4.1

        (a)        By not later than May 15, 2004, the Loan Parties shall deliver to the Bank Landlord Waiver and License Agreements in form acceptable to the Bank, duly executed by the Loan Parties and all other required signatories, with respect to the properties located at (a) 1001 West 10th Street, Pella, Iowa, and (b) 1419 Washington Street, Building C, Pella, Iowa.

        (b)        The Agent and the Banks consent to the dissolution (the “Dissolution”) by the Company its subsidiary Mito Plastics, Inc. (“Mito”) subject to the following conditions: (i) Mito will transfer to the Company and the Company will agree to assume, all of Mito’s assets, properties, interests and obligations, including the obligations under the Loan Documents and, (ii) the terms of all documents and agreements effecting the Dissolution shall be reasonably acceptable to the Agent.

        4.2        From and after the date of this Amendment, references in the Credit Agreement or in any note, certificate, instrument or other document to the “Credit Agreement” the “Revolving Notes” and the “Term Notes” shall be deemed to be references to the Credit Agreement, the Revolving Notes, and the Term Notes as each have been amended hereby and as further amended from time to time.

        4.3        The Loan Parties acknowledge and agree that the Agent and the Banks have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Agent or any of the Banks are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The Loan Parties represent and warrant that they have no claims or causes of action against the Agent or any of the Banks.

        4.4        If any of the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in this Amendment, or if any representation or warranty made by any Loan Party in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default in accordance with the Credit Agreement.

        4.5        Except as expressly amended hereby, the Loan Parties agree that the Loan Documents, and all other documents and agreements executed by the Loan Parties in connection with the Loan Documents in favor of the Agent or the Banks are ratified and confirmed and shall remain in full force and effect, and that they have no set off, counterclaim, or defense with respect to any of the foregoing. Notwithstanding the foregoing, and as further consideration for the agreements and understandings herein, the Loan Parties, on behalf of themselves and their employees, agents, executors, heirs, successors and assigns, do hereby release the Agent, the Banks, and their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Loan Documents or the business relationship among the Loan Parties, the Agent and the Banks, and any claims asserted or which could have been asserted by the Loan Parties or any of them in connection with the Loan Documents and this Amendment.

        4.6        The Loan Parties agree to pay and save the Agent and the Banks harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the fees and expenses of Dickinson Wright PLLC, counsel to the Agent, in connection with the preparation and review of this Amendment and any related documents.

        4.7       The Agent, the Banks and the Loan Parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of the Loan Documents, this Amendment or any related instrument or agreement or any of the transactions contemplated by this Amendment or any conduct, dealing, statements (whether oral or written) or actions of any of them. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

        4.8        THE LOAN PARTIES WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT OR THE BANKS IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

        4.9        This Amendment is made for the sole benefit and protection of the Loan Parties, the Agent and the Banks and their respective successors and permitted assigns (provided that the Loan Parties shall not be permitted, absent the prior written consent of the Agent, to assign any of their rights or obligations under this Amendment). No other person or entity shall have any rights whatsoever under this Amendment. Time shall be of the strictest essence in the performance of each and every one of the Loan Parties’ obligations hereunder. Notwithstanding any provision hereof, this Amendment shall not be considered to be binding upon the Agent and the Banks unless and until a copy hereof shall be executed by the Loan Parties, the Agent and the Banks, and delivered to the Agent.

        4.10        The Loan Documents, as modified and amended by this Amendment, constitute the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a further writing signed by the party to be charged. If any of the provisions of this Amendment are in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provisions shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Documents.

        4.11        There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Amendment other than those which are set forth in this Amendment. The Loan Parties acknowledge that they, or their authorized officers have thoroughly read and reviewed the terms and provisions of this Amendment and are familiar with same, that the terms and provisions contained herein are clearly understood by the Loan Parties and have been fully and unconditionally consented to by the Loan Parties and that the Loan Parties have had full benefit and advice of counsel of their own selection, or the opportunity to obtain the benefit and advice of counsel of their own selection, in regard to understanding the terms, meaning and effect of this Amendment, and that this Amendment has been entered into by the Loan Parties freely, voluntarily, with full knowledge, and without duress, and that in executing this Amendment, the Loan Parties are relying on no other representations, either written or oral, express or implied, made to the Loan Parties by any other party hereto, and that the consideration hereunder received by the Loan Parties has been actual and adequate.

        4.12        This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to conflicts of law principles of such State.

        4.13        This Amendment may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

Remainder of this page blank intentionally

        IN WITNESS WHEREOF, the parties below have caused this Amendment to be executed and delivered as of the date first written above.

CLARION TECHNOLOGIES, INC. By: /s/ William Beckman ——————————————
Its: President ——————————————

MITO PLASTICS, INC. By: /s/ William Beckman ——————————————
Its: President ——————————————

CLARION REAL ESTATE, L.L.C. By: CLARION TECHNOLOGIES, INC., its Member By: /s/ William Beckman ——————————————
Its: President ——————————————

BANK ONE, N.A., for itself and as Agent By: /s/ Sommer M. Gillow ——————————————
Its: Vice President ——————————————

FIFTH THIRD BANK By: /s/ Kevin M. Paul ——————————————
Its: Vice President ——————————————

EXHIBIT A
FORM OF AMENDED AND RESTATED REVOLVING NOTE

AMENDED AND RESTATED REVOLVING NOTE

$__,000,000	Grand Rapids, Michigan April __, 2004

        FOR VALUE RECEIVED, on or before the Termination Date (or, if such day is not a Business Day, on the next following Business Day), the undersigned, Clarion Technologies, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company signatory hereto (herein, the “Subsidiaries”, together with the Company and their respective successors and assigns, called the “Loan Parties”), jointly and severally, promise to pay to the order of ________________________, a _______________________________ (herein, together with its successors and assigns, called the “Bank”), the maximum principal sum available of _____________________________ and 00/100 Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the undersigned pursuant to an Amended and Restated Credit Agreement dated as of even date herewith among the Loan Parties, the financial institutions, including the Bank, that are or from time to time may become parties thereto, and Bank One, NA, a national banking association with its main office in Chicago, Illinois, as agent (herein, as the same may be amended, modified or supplemented from time to time, including any agreement entered into in replacement thereof, called the “Credit Agreement”) as shown in the Bank’s records.

        The Loan Parties further promise to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

        Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Agent’s office at 200 Ottawa Avenue, N.W., Grand Rapids, Michigan 49503, or at such other place as may be designated by the Agent to the Loan Parties in writing.

        This Amended and Restated Revolving Note (herein called this “Note”) is a Revolving Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement. The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including, but not limited to, those under which this Note may or must be paid prior to its due date, may have the principal amount of the commitment reduced or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement. This Note is secured by the collateral described in and pursuant to the Credit Agreement and various other Loan Documents referred to therein, and reference is made thereto for a statement of terms and provisions of such collateral security, a description of collateral and the rights of the Agent and the Bank in respect thereof.

        In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the Loan Parties further agree, subject only to any limitation imposed by applicable law and to the extent provided in the Credit Agreement, to pay all expenses, including reasonable attorneys’ fees and expenses, incurred by the Agent and the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

        All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

        The liability of each Loan Party under this Note in general shall be joint and several, and each reference herein to the Loan Parties shall be deemed to refer to each such Loan Party. In furtherance and not in limitation of Bank’s rights and remedies hereunder or at law, Bank may proceed under this Note against any one or more of the Loan Parties in its absolute and sole discretion for any Loan Parties’ obligations under the Credit Agreement or any other liability or obligation of the Loan Parties arising hereunder.

        This Note is binding upon the undersigned and their respective successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Michigan without regard to conflict of laws principles.

        This Note amends, restates, replaces and re-evidences the Bank’s pro rata portion of the indebtedness contained in that certain Revolving Note dated as of March 12, 2004, in the original principal amount of $9,500,000 payable by the Loan Parties and nothing contained herein shall be construed as a novation of the indebtedness evidenced thereby.

[SIGNATURES ON NEXT PAGE]

(Signature Page to Amended and Restated Revolving Note)

        IN WITNESS WHEREOF, the Loan Parties have executed this Note as of the day and year first above written.

        IN WITNESS WHEREOF, the parties below have caused this Amendment to be executed and delivered as of the date first written above.

CLARION TECHNOLOGIES, INC. By: ——————————————
Its: ——————————————

CLARION REAL ESTATE, L.L.C. By: ——————————————
Its: ——————————————

MITO PLASTICS, INC. By: ——————————————
Its: ——————————————

EXHIBIT B
FORM OF AMENDED AND RESTATED TERM NOTE

$_________	Grand Rapids, Michigan April __, 2004

        FOR VALUE RECEIVED, the undersigned, Clarion Technologies, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company signatory hereto (herein, the “Subsidiaries”, together with the Company and their respective successors and assigns, the “Loan Parties”), jointly and severally, promise to pay to the order of ________________, a (herein, together with its successors and assigns, called the “Bank”), the principal sum of ______________ and 00/100 DOLLARS ($__________), payable in forty-seven (47) consecutive equal monthly principal installments each in the amount of ________________________ [one one-twentieth (1/120th) of such principal sum] on the tenth (10th) day of each month commencing as of May 10, 2003 through March 10, 2007, plus interest, with a final payment of the entire principal balance outstanding, plus all accrued and unpaid interest, hereunder due on April 10, 2007. This Amended and Restated Term Note (herein called this “Note”) is made pursuant to an Amended and Restated Credit Agreement dated as of even date herewith among the Loan Parties, the financial institutions, including the Bank, that are or from time to time may become parties thereto, and Bank One, NA, a national banking association with its main office in Chicago, Illinois, as agent (herein, as the same may be amended, modified or supplemented from time to time, including any agreement entered into in replacement thereof, called the “Credit Agreement”).

        The Loan Parties further promise to pay to the order of Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

        Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at Agent’s principal office at 200 Ottawa Avenue, N.W., Grand Rapids, Michigan 49503, or at such other place as may be designated by Agent to the Loan Parties in writing.

        This Note is a Term Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement. The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including, but not limited to, those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement. This Note is secured by the collateral described in and pursuant to the Credit Agreement and various other Loan Documents referred to therein, and reference is made thereto for a statement of terms and provisions of such collateral security, a description of collateral and the rights of the Agent and the Bank in respect thereof.

        In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the Loan Parties further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and expenses, incurred by the Agent and the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

        All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

        The liability of each Loan Party under this Note in general shall be joint and several, and each reference herein to the Loan Parties shall be deemed to refer to each such Loan Party. In furtherance and not in limitation of Bank’s rights and remedies hereunder or at law, Bank may proceed under this Note against any one or more of the Loan Parties in its absolute and sole discretion for any Loan Parties’ obligations under the Credit Agreement or any other liability or obligation of the Loan Parties arising hereunder.

        This Note is binding upon each Loan Party and their respective successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Michigan without regard to conflict of laws principles.

        This Note amends, restates, replaces and re-evidences the Bank’s pro rata portion of the indebtedness contained in that certain Term Note dated as of April 14, 2003, in the original principal amount of $13,000,000 payable by the Loan Parties and nothing contained herein shall be construed as a novation of the indebtedness evidenced thereby.

[SIGNATURES ON NEXT PAGE]

(Signature Page to Amended and Restated Term Note)

        IN WITNESS WHEREOF, the Loan Parties have executed this Note as of the day and year first above written.

CLARION TECHNOLOGIES, INC. By: ——————————————
Its: ——————————————

CLARION REAL ESTATE, L.L.C. By: ——————————————
Its: ——————————————

MITO PLASTICS, INC. By: ——————————————
Its: ——————————————

SCHEDULE 1.1

BANKS AND PRO RATA SHARES

Bank	Pro Rata Share of Revolving Commitment Amount	Amount of Term Loan	Pro Rata Share of Capex Commitment Amount	Pro Rata Share

Bank One, NA	$6,000,000	$7,920,000	N/A	60%
Fifth Third Bank	$4,000,000	$5,280,000	N/A	40%
TOTALS	$10,000,000	$13,200,000	N/A	100%